EXHIBIT 10.1

                  AGREEMENT AND PLAN OF REORGANIZATION
                  ------------------------------------

     This Agreement and Plan of Reorganization is dated July 31,
2001, between Winco Petroleum Corporation, a Colorado corporation
("Parent"), and WNCO, Inc. F/k/a Winco Spin-Off Corporation, a
Colorado corporation ("Subsidiary").

     WHEREAS, Parent is an independent energy company engaged primarily in the acquisition, exploration, exploitation and production of crude oil and natural gas, a current listing of its oil and gas production properties, the contracts and a description of the assets related to such business is attached hereto as EXHIBIT A; and

     WHEREAS, Parent desires to separate its producing oil and gas operations from the remaining assets of the Parent by transferring that portion of its business and assets to the Subsidiary in accordance with the terms of this Agreement (the "Spin Off");

     WHEREAS, Parent holds 100 shares of Common Stock in Subsidiary, and is the sole shareholder of Subsidiary;

     WHEREAS, following the transfer of assets to Subsidiary, it is anticipated that Parent will distribute its stock in Subsidiary to Parent's shareholders, and immediately following such distribution, Parent will, pursuant to a Merger Agreement dated for reference purposes August 18, 2000 (the "Merger Agreement"), acquire control of Business Products, Inc. ("BPI");

     WHEREAS, the Parent, in order to induce the shareholders of BPI to enter into the Merger Agreement has agreed to cause Subsidiary to assume all liabilities and obligations of Parent and any and all tax liabilities arising from the transfer of assets to Subsidiary and the subsequent distribution of the stock in Subsidiary pursuant to this Agreement and Plan of Reorganization. Subsidiary, in consideration of the transfer of the assets described herein has agreed to assume such liabilities and indemnify Parent therefrom;

     WHEREAS, American Warrior, a Wisconsin corporation, ("American Warrior") is an affiliate of Subsidiary, and Subsidiary has agreed to cause American Warrior to indemnify Parent from losses of damages suffered by Parent as further described herein;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. TRANSFER OF ASSETS. On the date of this Agreement and Plan of Reorganization, the Parent will convey, assign and transfer to the Subsidiary any and all assets of Parent including all operating and other assets from Parent's oil and gas operations, accounts receivables, trade names, rights, claims and interests (the "Assets"). Without limitation, said assets shall include those assets described in EXHIBIT A. Notwithstanding the foregoing, Parent shall not transfer to Subsidiary those assets described on EXHIBIT B (the "Excluded Assets").

     2. CONSIDERATION. In consideration of the transfer of the Assets in the Subsidiary hereby agrees (a) to assume, pay and perform any and all debts, liabilities, leases, licenses, contracts and obligations of Parent which have been incurred on or before the closing of the Merger

Agreement (the "Merger Closing"), including, without limitation those described on EXHIBIT C attached hereto (the "Assumed Liabilities and Obligations"; (b)(i) to assume and agree to pay any and all tax liabilities as described in Section 8, and (ii) to issue 1,029,049 shares of common stock of Subsidiary to Parent.

     3. DISTRIBUTION OF SUBSIDIARY STOCK. Upon completion of the transfer of Assets and assumption of the Assumed Liabilities and Obligations as described in Paragraphs 1 and 2 above, Parent will distribute all of its stock in the Subsidiary to the then holders of Parent's Common Stock with the shareholders of the Parent to receive one share of Common Stock of the Subsidiary for each share of Common Stock of the Parent it holds.

     4. INDEMNIFICATION. At the Spin-Off Closing, Subsidiary shall execute and deliver, and shall cause American Warrior to execute and deliver, that Indemnification Agreement attached hereto as EXHIBIT D (the "Indemnification Agreement").

     5. CLOSING. The Spin-Off Closing will be at 10:00 A.M. on July 31, 2001 at the offices of Berenbaum Weinshienk, & Eason, P.C. or such other time and place mutually agreed to by the parties hereto (the "Spin Off Closing"). At the Closing, the following deliveries shall take place:

           (a) the Parent will deliver to the Subsidiary a Bill of Sale and Assignment and, if necessary, a quit claim deed or deeds assigning the Assets to the Subsidiary;

           (b) the Parent will execute and deliver to the Subsidiary specific assignments of certain Assets for which a separate assignment is required or desirable;

           (c) the Parent will deliver to the Subsidiary the amount of the cash being transferred to the Subsidiary as a part of the Assets;

           (d) the Parent will deliver to the Subsidiary physical possession of the tangible Assets;

           (e) the Subsidiary will deliver to the Parent a stock certificate for 1,029,049 shares of common stock of the Subsidiary;

           (f) the Subsidiary will execute and deliver to the Parent an Assumption Agreement whereby the Subsidiary assumes and agrees to pay and perform all Assumed Liabilities and Obligations;

           (g) the Subsidiary and American Warrior shall deliver to Parent the Indemnification Agreement.

           (h) the Parent or an agent of the Parent will distribute the stock in the Subsidiary to the Parent's shareholders, in a share for share basis.

     6. REPRESENTATIONS AND WARRANTIES OF PARENT. The Parent hereby represents and warrants to the Subsidiary as set forth below:

           (a) CORPORATE STATUS. The Parent is duly incorporated under the laws of the State of Colorado and is in good standing under the laws of such State. Parent has taken all requisite corporation action to authorize the transactions provided for herein.

           (b) ENFORCEABILITY. This Agreement and all other agreements entered into pursuant hereto shall be fully enforceable against Parent subject to the availability of equitable remedies.

           (c) ENCUMBRANCES. Upon the consummation of such transactions, title to the Assets shall be transferred to the Subsidiary, subject to any and all liens, claims and defects of title.

           (d) ACCOUNTS RECEIVABLE. All accounts receivable of Parent are being assigned to Subsidiary without recourse. Parent makes no representation as to the collectability of any account receivable.

           (e) INVENTORY. All inventory of Parent shown on EXHIBIT A shall be assigned to Subsidiary, "As Is". Parent makes no representation as to the condition or value of such inventory.

           (f) EQUIPMENT. All equipment of Parent shown on EXHIBIT A shall be conveyed to Subsidiary, "As Is". Parent makes no representation as to the condition or value of such equipment.

           (g) REAL PROPERTY. To the extent that the Assets include real property and improvements thereon or leasehold interests, Parent shall convey such real property and improvements by quit claim deed or assignment without warranties. Parent shall convey such property "As Is" and makes no representation or warranty as to the condition or value of such real property, improvements, or interests.

           (h) TITLE TO ASSETS. Parent shall assign and convey title to the Assets "As Is, and Parent makes no representation or warranty as to the status of Parent's title to the Assets or the amount of or existence of any liens encumbering such Assets.

     7. REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY. The Subsidiary represents and warrants to the Parent as follows:

           (a) ENTITY STATUS. The Subsidiary is a corporation duly formed and existing in good standing under the laws of the State of Colorado.

           (b) ENFORCEABILITY. All transactions provided for herein and all obligations of the Subsidiary have been duly authorized by all requisite legal action, and all agreements entered into, including the execution and consummation of this Agreement, will be valid and enforceable against the Subsidiary in accordance with their terms subject to the availability of equitable remedies.

           (c) ASSUMED LIABILITIES AND OBLIGATIONS. The Subsidiary will assume, pay and perform all the Assumed Liabilities and Obligations as and when due, including completing all contracts and work in progress which exist at the Spin-Off Closing.

           (d) CAPITALIZATION OF SUBSIDIARY. The Subsidiary will be capitalized with the authorized capitalization of 10,000,000 shares of Common Stock.

           (e) SUBSIDIARY'S BALANCE SHEET. The Subsidiary's assets and liabilities immediately after Closing shall be as set forth in EXHIBIT E.

           (f) American Warrior's Balance Sheet. At the Merger Closing, America Warrior shall deliver to the Parent Corporation the most recent Balance Sheet.

     8. TAXES. The Subsidiary shall be responsible for any taxes attributable to the transactions described herein (including, without limitation, taxes attributable to the contribution of assets to Subsidiary by Parent, the assumption of liabilities of Parent by Subsidiary and the distribution of Subsidiary's Common Stock to Parent) To the extent permitted under Section 381(a) of the Internal Revenue Code of 1986, as amended, Subsidiary shall succeed to and take into account certain tax attributes of Parent including, without limitation, Parent s net operating loss carryovers from prior taxable years.

     9.    POST-CLOSING COVENANTS. Following Closing:

     (a) Parent and Subsidiary shall cooperate with respect to the corporate records relating to the oil and gas production business, including billing records, tax records, accounting records and other materials which may be necessary for future tax audits, other audits or other legal compliance matters. Each party will preserve and maintain such records as may be customary in the industry or consistent with government record retention policies. Each party will allow the other access to such records and will cooperate in providing information and otherwise assist in responding to any legitimate business needs of the other; and

     (b)   Subsidiary shall:

           (i) Cause final state and federal income tax returns to be prepared and filed for the Parent reflecting the income and loss of Parent for
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                 Parent's short taxable year commencing January 1, 2001
                 and ending on the date of the Merger Closing;

           (ii) Cause a person who was an officer of Parent prior to the Merger to sign such final income tax returns and other returns on behalf of Parent.

           (iii) Determine the amount of any distributions for federal income tax purposes made to the shareholders of Parent during such short taxable year (including any distribution deemed to be made by Parent to its shareholders of the value of its corporate charter).

           (iv) Prepare and distribute to the shareholders of Parent forms 1099 and other required information returns reflecting the distributions and deemed distributions made to such shareholders for such short taxable year.

           (v) Prepare and cause form 966 to be filed with the Internal Revenue Service in connection with any deemed dissolution of Parent resulting from the Spin Off.

     10.   Miscellaneous.

     (a) COMPLETE AGREEMENT. This Agreement sets forth the entire Agreement of the parties hereto with respect to the subject matter hereof and all prior agreements and understandings are specifically superseded.

     (b) SURVIVAL OF AGREEMENT. This Agreement and all terms, warranties and provisions hereof will survive the Closing.

     (c) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon the parties hereto and their respective successors and assigns.

     (d) ARBITRATION. Any dispute arising in connection with this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. Such arbitration shall be held in the City and County of Denver. The arbitrators shall be instructed to award, in addition to damages or other remedies, attorneys fees and costs of arbitration in favor of the prevailing party.

     (e) SPECIFIC ENFORCEMENT: LEGAL FEES. The parties acknowledge that a breach of the provisions of this Agreement is likely to result in irreparable and unreasonable harm to the other party, and that injunctive relief, as well as damages, would be appropriate. In the event action is brought to enforce or construe any provisions of this Agreement, the prevailing party shall be entitled to collect reasonable attorneys fees and costs from the other party hereto.

     (f) APPLICABLE LAW. This Agreement shall be construed in accordance with the internal law of the State of Colorado without giving effect to principles of conflicts of law. Any judicial action relating to this Agreement shall be brought only in the state or federal courts located in the State of Colorado and the parties hereby, consent to the exclusive jurisdiction and venue of such courts.

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
     IN WITNESS WHEREOF, this Agreement and Plan of Recognition has been executed as of the date set forth above.


                                   WINCO PETROLEUM CORPORATION,
                                   a Colorado corporation


                                   By: /s/ CECIL O'BRATE
                                      ----------------------------------
                                        Cecil O'Brate, President


                                   WNCO, INC. f/k/a Winco Spin-Off
                                   Corporation, a Colorado corporation


                                   By: /s/ CECIL O'BRATE
                                      ----------------------------------
                                        Cecil O'Brate, President

                                EXHIBIT A
                                ---------

                                 ASSETS
                                 ------

Cash:            $276,977.43


Accounts
Receivable:      The accounts receivable associated with the oil and gas
                 production business conducted by Winco Petroleum
                 Corporation in the amount of approximately $27,000(1).
                 All receivables of Winco are assigned to WNCO.

Prepaid
Insurance:       $0

Capitalized
Legal Costs:     $0

Inventory:       $0

Equipment:       All of the equipment used in the oil and gas production
                 business conducted by Winco Petroleum Corporations having a book value of $41,958.

Name:            All ownership and the rights to the names "Winco
                 Petroleum Corporation" or any combination thereof, including all good will associated therewith. Winco Petroleum Corporation shall take appropriate corporate action to change its corporate name prior to the expiration of 15 days from the Closing Date to a name, which does not contain "Winco Petroleum Corporation or any variant thereof.

Other:           Books, records, documents of Winco

                 General Ledger of Winco

                 Financial records of Winco

                 Any and all federal or state tax returns or records filed by Winco

                 Corporate minute books

                 Supplies, furniture

                 Corporate telephone numbers

                 Tax benefits and credits resulting from net operating Losses, depletion, etc

___________________
1     The amount of receivable is approximately $27,000.  The actual amount to be received from oil production sold, but not yet paid by the oil purchaser, is not readily determinable and/or recorded until month end.

                                EXHIBIT B
                                ---------

                             EXCLUDED ASSETS
                             ---------------


Corporate charter

Securities and Exchange Commission reporting status

                                EXHIBIT C
                                ---------

                   ASSUMED LIABILITIES AND OBLIGATIONS
                   -----------------------------------


Accounts
Payable: All accounts payable in the approximate amount of $7,500.00(2) are assumed.

Accrued
Expenses,
Salaries
and Taxes:       $0

Contracts:       All amounts payable under the oil and gas leases
                 are assumed.












___________________
2     The amount of payable is approximately $7,500.00.  The actual amount which will be due for expenses being incurred as a result of the oil and gas leases, is not readily determinable and/or recorded until month end.

                                EXHIBIT D
                                ---------

                        INDEMNIFICATION AGREEMENT
                        -------------------------

                                EXHIBIT E
                                ---------

                   SUBSIDIARY'S ASSETS AND LIABILITIES
                   -----------------------------------



None

                                EXHIBIT F
                                ---------